EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-21735 and No. 33-350293) of KSW, Inc. of our report dated February 19, 2003, except for Notes 14 and 15 for which date is March 19, 2004 which appears on page F-3, relating to the consolidated financial statements which are included in this Annual Report on Form 10-K.




     Rosen, Seymour, Shapss, Martin & Company


     New York, New York
     March 23, 2005